UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019 (October 24, 2019)

Hexcel Corporation

(Exact name of registrant as specified in charter)

Delaware	1-8472	94-1109521
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 969-0666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	HXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2019, the Compensation Committee of the Board of Directors of Hexcel Corporation (the “Company”) approved a retention award for Thierry Merlot, President — Aerospace, Europe, Middle East, Africa and Asia Pacific pursuant to the Hexcel Corporation 2013 Incentive Stock Plan, as amended. The award was granted in the form of 15,000 time-based restricted stock units (“RSUs”). Each RSU represents, once vested, one share of common stock of the Company. The award will vest as to 50% of the RSUs on the third anniversary of the grant date, and the remaining 50% of the RSUs will vest ratably on each of the fourth, fifth and sixth anniversaries of the grant date. The RSUs were granted pursuant to the terms and conditions of a Restricted Stock Unit Agreement (“RSU Agreement”) which requires as a condition to vesting that Mr. Merlot remain employed by the Company or a subsidiary of the Company through the applicable vesting date, except in the case of an involuntary termination without Cause (as defined in the RSU Agreement), in which case the RSUs would continue to vest. Notwithstanding the foregoing, the vesting of the RSUs will be accelerated if Mr. Merlot’s employment is terminated (i) due to death or Disability (as defined in the RSU Agreement), or (ii) by the Company without Cause or by Mr. Merlot for Good Reason (as defined in the RSU Agreement) (A) during the period of a Potential Change in Control (as defined in the RSU Agreement), (B) before a Change in Control at the request of a person who, directly or indirectly, takes any action designed to cause a Change in Control (as defined in the RSU Agreement), or (C) upon or within two years following a Change in Control. The RSU Agreement includes a clawback provision in the event Mr. Merlot violates certain obligations to the Company, including confidentiality, non-competition and non-solicitation obligations.

The foregoing description of the RSU Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the full text of the RSU Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits to this Form 8-K

Exhibit No.	Description
10.1	Restricted Stock Unit Agreement between Hexcel Corporation and Thierry Merlot.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
October 25, 2019

/s/ Gail E. Lehman
Gail E. Lehman
EVP, General Counsel and Secretary